Exhibit 99

Silicon Labs Announces First Quarter 2019 Results

— Earnings Exceed Expectations —

AUSTIN, Texas — April 24, 2019 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its first quarter ended March 30, 2019. Revenue was at the midpoint of guidance at $188.1 million, down from $215.5 million in the fourth quarter, with gross margin, opex and earnings per share (EPS) exceeding expectations. First quarter GAAP and non-GAAP diluted EPS were $0.12 and $0.59, respectively.

“We exited 2018 with strong design win momentum and leading positions in key secular growth markets,” said Tyson Tuttle, CEO of Silicon Labs. “Despite macro turbulence, Q1 bookings were robust, signaling a Q2 rebound. We believe we are well-positioned to outperform the market.”

First Quarter Financial Highlights

•                  IoT revenue declined to $106 million, down 11% sequentially and up 3% year-on-year.

•                  Infrastructure revenue was about flat sequentially at $46 million, down 7% year-on-year.

•                  Broadcast revenue declined to $26 million, down 25% sequentially and 27% year-on-year.

•                  Access revenue declined to $10 million, down 36% sequentially and 43% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 61.6%.

•                  GAAP R&D expenses were $62 million.

•                  GAAP SG&A expenses were $49 million.

•                  GAAP operating income as a percentage of revenue was 2.7%.

•                  GAAP diluted earnings per share were $0.12.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 61.8%.

•                  Non-GAAP R&D expenses were $48 million.

•                  Non-GAAP SG&A expenses were $40 million.

•                  Non-GAAP operating income as a percentage of revenue was 14.9%.

•                  Non-GAAP diluted earnings per share were $0.59.

Product Results

•                  Launched the new Si89xx family of isolated ICs delivering precise current and voltage measurement with ultra-low temperature drift for industrial, green energy and EV/HEV applications.

•                  Introduced a comprehensive portfolio of clock and buffer timing solutions providing best-in-class jitter performance to meet the new PCI Express Gen 5 specification.

•                  Released the first SoC products in the next-generation Wireless Gecko Series 2 portfolio, delivering the industry’s most versatile and scalable IoT connectivity platform designed to make IoT products more powerful, efficient and reliable.

Business Outlook

The company expects second quarter revenue to be in the range of $202 to $212 million, reflecting sequential growth in IoT, Broadcast and Access, with Infrastructure flat, and estimates the following:

On a GAAP basis:

•                  GAAP gross margin at approximately 60.0%.

•                  GAAP operating expenses at approximately $112.5 million.

•                  GAAP effective tax rate of 5.0%.

•                  GAAP diluted earnings per share between $0.16 and $0.26.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin at approximately 60.5%.

•                  Non-GAAP operating expenses at approximately $89.0 million.

•                  Non-GAAP effective tax rate at 12.0%.

•                  Non-GAAP diluted earnings per share between $0.70 and $0.80.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10130132. The replay will be available through May 24, 2019.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks associated with international activities (including trade barriers); risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Revenues	$188,113	$205,384
Cost of revenues	72,239	81,147
Gross profit	115,874	124,237
Operating expenses:
Research and development	61,566	54,828
Selling, general and administrative	49,216	45,694
Operating expenses	110,782	100,522
Operating income	5,092	23,715
Other income (expense):
Interest income and other, net	2,823	3,202
Interest expense	(4,997)	(4,883)
Income before income taxes	2,918	22,034
Provision (benefit) for income taxes	(2,480)	(4,371)

Net income	$5,398	$26,405

Earnings per share:
Basic	$0.12	$0.61
Diluted	$0.12	$0.60

Weighted-average common shares outstanding:
Basic	43,189	42,963
Diluted	43,716	43,918

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended March 30, 2019
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$188,113

Gross profit	115,874	61.6%	$318	$—	$116,192	61.8%

Research and development	61,566	32.7%	6,097	7,711	47,758	25.4%

Selling, general and administrative	49,216	26.2%	6,169	2,608	40,439	21.5%

Operating income	5,092	2.7%	12,584	10,319	27,995	14.9%

	Three Months Ended March 30, 2019
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$5,398	$12,584	$10,319	$2,886	$(5,340)	$25,847

Diluted shares outstanding	43,716					43,716

Diluted earnings per share	$0.12					$0.59

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending June 29, 2019
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	60.0%	0.50%	60.5%

Operating expenses	$112.5	$23.5	$89.0

Effective tax rate	5.0%	7.0%	12.0%

Diluted earnings per share - low	$0.16	$0.54	$0.70

Diluted earnings per share - high	$0.26	$0.54	$0.80

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 30, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$231,144	$197,043
Short-term investments	382,710	416,779
Accounts receivable, net	69,871	73,194
Inventories	70,489	74,972
Prepaid expenses and other current assets	60,274	64,650
Total current assets	814,488	826,638
Property and equipment, net	138,819	139,049
Goodwill	397,344	397,344
Other intangible assets, net	160,512	170,832
Other assets, net	110,764	90,491
Total assets	$1,621,927	$1,624,354

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,544	$41,171
Deferred revenue and returns liability	23,971	22,494
Other current liabilities	69,240	81,180
Total current liabilities	134,755	144,845
Convertible debt	358,093	354,771
Other non-current liabilities	71,597	57,448
Total liabilities	564,445	557,064
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 43,341 and 43,088 shares issued and outstanding at March 30, 2019 and December 29, 2018, respectively	4	4
Additional paid-in capital	90,988	107,517
Retained earnings	966,741	961,343
Accumulated other comprehensive loss	(251)	(1,574)
Total stockholders’ equity	1,057,482	1,067,290
Total liabilities and stockholders’ equity	$1,621,927	$1,624,354

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Operating Activities
Net income	$5,398	$26,405
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	4,137	3,704
Amortization of other intangible assets and other assets	10,320	6,427
Amortization of debt discount and debt issuance costs	3,321	3,169
Stock-based compensation expense	12,584	12,192
Deferred income taxes	(3,530)	(4,780)
Changes in operating assets and liabilities:
Accounts receivable	3,323	(3,307)
Inventories	4,488	(3,368)
Prepaid expenses and other assets	6,410	(17,169)
Accounts payable	714	13,030
Other current liabilities and income taxes	(15,996)	(9,643)
Deferred income, deferred revenue and returns liability	1,477	(2,599)
Other non-current liabilities	(631)	(1,849)
Net cash provided by operating activities	32,015	22,212

Investing Activities
Purchases of available-for-sale investments	(63,577)	(52,821)
Sales and maturities of available-for-sale investments	99,068	128,975
Purchases of property and equipment	(3,874)	(4,102)
Purchases of other assets	(414)	(4,698)
Net cash provided by investing activities	31,203	67,354

Financing Activities
Repurchases of common stock	(15,004)	—
Payment of taxes withheld for vested stock awards	(14,113)	(17,871)
Proceeds from the issuance of common stock	—	1,211
Net cash used in financing activities	(29,117)	(16,660)

Increase in cash and cash equivalents	34,101	72,906
Cash and cash equivalents at beginning of period	197,043	269,366
Cash and cash equivalents at end of period	$231,144	$342,272